SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2006

PDI, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Saddle River Executive Centre 1 Route 17 South Saddle River, NJ 07458
(Address of principal executive office)
Registrant’s telephone number, including area code: (201) 258-8450
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On May 12, 2006, PDI, Inc. (the “Company”) issued a press release announcing that its Board of Directors has appointed Jeffrey E. Smith as Executive Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Smith joined the Company effective May 15, 2006, and replaced DeLisle Callender, the Company’s Interim Chief Financial Officer since April 2006. Mr. Callender will continue to serve as the Company’s Corporate Controller. Mr. Smith will receive an annual base salary of $300,000 and will be eligible to participate in the Company’s short term and long term incentive programs. Additionally, Mr. Smith will receive a one-time $200,000 initial award under the Company’s Long Term Incentive Compensation Plan which will be delivered 50% in stock settled stock appreciation rights vesting ratably over a three-year period and 50% in restricted shares of common stock with three-year cliff vesting. In addition, the Company entered into an Employment Separation Agreement with Mr. Smith pursuant to which, in exchange for certain covenants not to compete and not to solicit employees or clients as well as a general release, Mr. Smith shall be entitled to receive a lump-sum payment in the event that his employment is terminated by the Company without cause or by Mr. Smith for good reason (each as defined in the agreement). If the termination event occurs on or before May 15, 2007, the payment shall be equal to the product of twelve times his current base monthly salary plus the average annual cash incentive compensation paid to him during the most recent three years immediately preceding the termination date for which such incentive compensation was paid, or such shorter period, if applicable. For the purposes of the average calculation, any amount paid for 2006 will be annualized. If the termination event occurs after May 15, 2007, the payment shall be equal to the product of eighteen times his current base monthly salary, plus the average cash incentive compensation paid to him during the most recent three years immediately preceding the termination date for which such incentive compensation was paid, or such shorter period, if applicable. For the purposes of the average calculation, any amount paid for 2006 will be annualized.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1  Press Release dated May 12, 2006.

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.

By: /s/ Michael Marquard
------------------------------------
Chief Executive Officer
Date: May 18, 2006

EXHIBIT INDEX

Exhibit No.   Description
___________   ____________

99.1    Press Release dated May 12, 2006

Exhibit 99.1